UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report: (Date of earliest event reported): December 19, 2011
Mission Broadcasting, Inc. (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
Delaware (State or other jurisdiction of incorporation)	333-62916-02 (Commission File Number)	51-0388022 (IRS Employer Identification No.)
30400 Detroit Road, Suite 304 Westlake, Ohio 44145 (Address of Principal Executive Offices, including Zip Code)
(440) 526-2227 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2011, the shareholders of Mission Broadcasting, Inc. (the “Company”) elected, through a consent, Ms. Nancie J. Smith as Chairman of the Board of Directors and Mr. Dennis Thatcher to the Board of Directors. The Board of Directors then appointed Mr. Thatcher as President and Treasurer of the Company. Mr. Thatcher will perform similar functions of the principal executive officer and principal financial and accounting officer of the Company.

Additionally, on December 19, 2011, the Company entered into employment agreements with Ms. Smith and Mr. Thatcher. Under the agreements, Ms. Smith’s base salary will be $120,000 and Mr. Thatcher’s base salary will be $142,000 for the year ending December 31, 2012. Both Ms. Smith and Mr. Thatcher are entitled to a two percent increase for each successive year. If the agreements are terminated by a Consolidation, Merger or Comparable Transaction, each as defined in their respective agreement, then Ms. Smith and Mr. Thatcher are entitled to six months of their then current base salary after the termination.

The foregoing description is qualified in its entirety by reference to the text of the agreements, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Executive Employment Agreement, dated December 19, 2011, by and between Nancie J. Smith and Mission Broadcasting, Inc.

10.2	Executive Employment Agreement, dated December 19, 2011, by and between Dennis Thatcher and Mission Broadcasting, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISSION BROADCASTING, INC.

	By:	/s/ Dennis Thatcher
Date: December 21, 2011	Name: Title:	Dennis Thatcher President and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Executive Employment Agreement, dated December 19, 2011, by and between Nancie J. Smith and Mission Broadcasting, Inc.

10.2	Executive Employment Agreement, dated December 19, 2011, by and between Dennis Thatcher and Mission Broadcasting, Inc.